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                                                    EXHIBIT 10(g)






                           ONEIDA LTD.

                   DEFERRED COMPENSATION PLAN

                               FOR

                          KEY EMPLOYEES




               Restated Effective November 1, 1999


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                            PREAMBLE

      The purpose of this plan is to provide supplemental retirement income to a select group of management and highly compensated employees. The plan permits eligible employees to defer receipt of future compensation and have the deferred compensation paid upon the retirement or termination of the employee's employment.

     This is a complete restatement of the plan. The plan became effective on November 1, 1993. This restatement is effective
November 1, 1999.

1.   DEFINITIONS

      When used herein, the following words shall have the meanings set forth below, unless the context clearly indicates otherwise:

      "Account" shall mean the memorandum account established for each Participant pursuant to paragraph 10.

      "Additional Deferred Compensation" shall mean the amounts paid by the Company in accordance with paragraph 3.

      "Beneficiary" shall mean the person(s) designated by a Participant in accordance with paragraph 7 to receive the unpaid balance of the Participant's benefit following the Participant's death.

      "Board of Directors" shall mean the Board of Directors of Oneida Ltd., elected annually by shareholders.

      "Bonus" shall mean any profit-sharing bonus that will be paid in cash by the Company for a Plan Year.

      "Committee" shall mean the Management Development and Executive Compensation Committee periodically appointed by the Board of Directors.

       "Company" shall mean Oneida Ltd. and any subsidiary designated to participate by the Executive Committee except for the purpose of paragraphs 10, 12, 15 and 17 where it shall mean
Oneida Ltd. alone.

      "Deferred Compensation" shall mean the amount deferred by a Participant in accordance with paragraph 2.

      "Participant" shall mean an employee of the Company who is selected by the Company to participate in the Plan and who timely executes and returns to the Plan Administrator a Participation
Agreement.

      "Participation Agreement" shall mean the written agreement between the Company and a Participant, in the form attached as Exhibit A of the Plan, which sets forth the Participant's election to participate in the Plan, the Salary or Bonus the Participant elects to defer for a Plan Year, and such other terms and conditions determined by the Plan Administrator to be appropriate and consistent with the terms of the Plan.

     "Plan" shall mean the Oneida Ltd. Deferred Compensation Plan
For Key Employees.

     "Plan Year" shall mean the twelve months ending December 31;
provided, however, that the first Plan Year will be a "short year" and shall run from November 1, 1993 through December 31, 1993.

      "Plan Administrator" shall mean the Executive Committee and its designee(s).

      "Salary" shall mean a Participant's regular base salary during a Plan Year, exclusive of bonuses or any other form of extra or special remuneration.

2.   AMOUNT OF DEFERRED COMPENSATION

      Pursuant to a duly executed Participation Agreement, a Participant may elect to defer in any Plan Year any fixed percentage or amount of the Participant's Salary and of the Participant's Bonus which may be payable for any such Plan Year. The foregoing shall be subject to a minimum weekly deferral of $50.00. Participation Agreements must be executed and returned to the Plan Administrator prior to the first day of the Plan Year to which the Participation Agreement relates; provided, however, employees who were not eligible to participate prior to the beginning of a Plan Year, may commence deferrals upon 20 days notice by executing and delivering a Participation Agreement to the Plan Administrator within 30 days of becoming eligible. A Participation Agreement shall apply only to Salary or Bonus earned after the Participation Agreement is signed. A Participant may modify or revoke a Participation Agreement (a) with respect to subsequent Salary and/or Bonus earned at least 20 days prior to the beginning of any Plan Year, and (b) with respect to subsequent Salary earned, one time during any Plan year upon 20 days notice by delivery of a new Participation Agreement to the Plan Administrator. A Participant's Salary and Bonus deferred under this paragraph will be credited to the Account maintained by the Company on behalf of the Participant.

3.   ADDITIONAL DEFERRED COMPENSATION

      The Company shall credit the Account of the Participant, as Additional Deferred Compensation, an amount calculated by applying a periodic "Investment Rate" to all amounts of Deferred Compensation credited hereunder but remaining unpaid (and of any amounts of Additional Deferred Compensation previously earned with respect to such Deferred Compensation and remaining unpaid under the Plan). Additional Deferred Compensation will start being credited on the first day of the month following the month in which the Deferred Compensation is credited hereunder and continue with respect to all remaining unpaid sums of Deferred Compensation and Additional Deferred Compensation during any payout period, until all such sums are paid out in accordance with this Plan. The "Investment Rate" will be defined as Moody's Baa Corporate Bond rate, compounded monthly (e.g., if the Baa rate if 7% and if a Participant's Account begins a month with a $10,000 balance, Additional Deferred Compensation for that month would be $58.33). The Investment Rate will be adjusted at the beginning of each calendar quarter based on the data contained in the Federal Reserve's statistical release #H.15, Selected Interest Rates.

4.   PAYMENT FOR REASONS OTHER THAN DEATH

      (a) Upon a Participant's attainment of age 62, or, if later, upon the Participant's termination of employment that occurs for any reason other than the Participant's death, and provided the Participant has not made an election permitted under sections (b) or (c) of this paragraph, the Company will make monthly payments to the Participant for a period of 10 years commencing on the first day of the month coincident with or next following the Participant's attainment of age 62 or, if later, the Participant's termination of employment.

     (b) Rather than receive payments as provided in section (a) of this paragraph, and provided that payments to the Participant have not already commenced, a Participant may elect to receive payments in an alternative manner. A participant may elect to have payments commence at the beginning of any specified Plan Year following the Participant's termination of employment but in no event later than the beginning of the Plan Year following the year in which the Participant turns 70 1/2. To be effective, a notice under this section (b) must be in writing and must be received by the Plan Administrator at least 12 months prior to the Participant's termination of employment. An election made and filed with the Plan Administrator within the 12-month period prior to the participant's termination of employment will have no effect unless it is approved by the Committee.

      (c) If payments to a Participant have not commenced, a Participant may revoke and modify a previous election that was made under section (b) of this paragraph or under this section
(c). To be effective, a modification under this section (c) must be in writing and must be received by the Plan Administrator at least 12 months prior to the Participant's termination of employment. A modification election made and filed with the Plan Administrator within the 12-month period prior to the participant's termination of employment will have no effect unless it is approved by the Committee.

      (d) The foregoing notwithstanding, the Committee, in its sole discretion, may cause payments to commence sooner than payments would otherwise commence under this paragraph, and, even if payments to a Participant under the Plan have already commenced, cause the amount of the Participant's Account to be paid over a period of time that is shorter than the period payments would otherwise be paid, but not for a period of less
than  3  years.   Furthermore, upon receipt  of  a  Participant's
written request, the Committee, in its sole discretion may delay the commencement of payments to the Participant to a date that is later than the date payments would otherwise commence but in no event later than the beginning of the Plan year following the year in which the Participant turns 70 1/2, and even if payments have already commenced, cause payments to be made over a period of time that is longer than the period payments would otherwise be paid, but in no event for a period longer than 10 years.

      (e) Amounts paid to a participant in more than one payment are to be paid in installments that are approximately equal and calculated to fully disburse the Participant's Account. However, the Committee, in its sole discretion, will determine the amount of each payment, and may adjust the amount of any payment for changes in the Investment rate, the period of time over which payments are to be paid, or for any other reasonable purpose.

     5.   PAYMENT UPON DEATH

     (a) If the Participant's employment is terminated by reason of the Participant's death, and provided payments to the Participant have not already commenced, the Company will commence payments to the Participant's Beneficiary from the Participant's Account as of the first of the month next following the date of the Participant's death. These payments will be made monthly, and will be made over a period of 10 years.

      (b) If a Participant dies after payments have commenced, payments will be paid to the Participant's Beneficiary in the same manner as if the Beneficiary were the Participant.

      (c) The foregoing notwithstanding, the Committee, in its sole discretion, may cause payments to be paid over a period of time that is shorter than the period payments would otherwise be paid, even if payments have already commenced, but not for a period less than 3 years. Furthermore, upon receipt of a Beneficiary's written request, the Committee, in its sole discretion, may delay the commencement of payments to the Beneficiary to a date that is later than the date payments would otherwise commence, and even if payments have already commenced, cause payments to be made over a period of time that is longer than the period payments would otherwise be paid, but not for a period more than 10 years.

     (d) If the Beneficiary should die before the payment of all installments due, the Plan Administrator shall pay the remaining amount of the Participant's Account in a lump sum to the estate of the Beneficiary.

6.   GENUINE HARDSHIP

      Upon the written application of the Participant in the case of "genuine hardship", the Committee may permit payment to the Participant of all or a portion of the Participant's Account, as the Committee shall determine is necessary to alleviate the hardship. Such hardship must be proved by positive evidence submitted to the Committee. The Committee shall have sole discretion, exercisable in conformance with nondiscriminatory policy applicable to Participants to determine whether such genuine hardship exists and, if so, the amount necessary to alleviate such hardship and the manner in which such payments shall be made. Any such determination of the Committee shall be final, conclusive and binding on Participants and all other interested persons.

      For purposes of this paragraph 6, "genuine hardship" shall mean financial hardship resulting from an accident to or sickness of the Participant, his/her spouse, his/her dependents or other unanticipated emergency that is caused by an event beyond the control of the Participant, and that would result in severe financial hardship to the Participant if early payment were not permitted.

7.   DESIGNATION OF BENEFICIARY

      The Participant may designate a Beneficiary to receive any amount due hereunder by executing a written notice thereof to the Plan Administrator at any time prior to his/her death and may revoke or change the Beneficiary designated therein without the Beneficiary's consent by written notice delivered to the Plan Administrator at any time and from time to time prior to the Participant's death. If the Participant shall have failed to designate a Beneficiary, or if no such Beneficiary shall survive Participant, then such amount shall be paid to the Participant's estate.

8.   NO RIGHT TO EMPLOYMENT

      Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of the Company as an executive or in any other capacity.

9.   OTHER EMPLOYEE BENEFITS

      Any amounts payable under this Plan shall not be deemed salary or other compensation to the Participant for the purpose of computing benefits to which he/she may be entitled under any pension plan, profit-sharing plan, stock bonus plan or other plan or arrangement of the Company for the benefit of its employees, unless specifically allowed under such plan.

10.  DEFERRED COMPENSATION AS AN UNSECURED PROMISE

      (a) The Company shall establish a memorandum "Account" on its books for each Participant as a bookkeeping convenience for the purpose of accounting for Participants' Deferred Compensation or Additional deferred Compensation hereunder. However, the Company shall not be required to segregate any funds representing such Deferred Compensation or Additional Deferred Compensation payments, and nothing in this Plan shall be construed as providing for such segregation. In addition, the Company shall not be deemed to be a trustee for the Participant of any Deferred Compensation or Additional Deferred Compensation payments hereunder, and the Participant, his/her Beneficiary and any other person or persons having or claiming a right to payments hereunder or to any interest in this Plan shall rely solely on the unsecured promise of the Company to make the payments required hereunder. Nothing herein shall be construed to give the Participant, his/her Beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future, but the Participant shall have the right to enforce his claim against the Company in the same manner as any unsecured creditor.

      (b) Notwithstanding the foregoing, as soon as practicable, the Company shall establish an irrevocable trust intended to qualify as a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (a "Rabbi Trust"), in substantially the form set forth as Appendix A hereto, which trust shall be subject to the claims of the creditors of the Company in the event of the insolvency of the Company. At the time of a Change in Control, the Company shall transfer assets to the Rabbi Trust so that the aggregate assets held in the trust are sufficient at all times to pay or provide for the payments required to be made to participants pursuant to subparagraph (a) of Section 12 of the Plan, as such amounts are accrued on the books of the Company.

11.  WITHHOLDING

      The Company retains the right to deduct and withhold from any payments due hereunder all sums which it may be required to deduct or withhold pursuant to any applicable statute, law, regulation or order of any jurisdiction whatsoever.

12.  CHANGE OF CONTROL

      (a)  Subject  to  the  limitation  described  in  paragraph
12(a)(ii),   if  Participant's  employment  by  the  Company   is
terminated  for  reasons other than gross  misconduct  within  24 months following a "Change in Control", the Company shall:

           (i) Pay to Participant as of the first day of the month following the Participant's termination of employment a single lump sum an amount equal to 2.99 times the highest amount of deferred Compensation deferred by a Participant in any one of the five years preceding the year of termination.

          (ii) Pay to the Participant, as of the first day of the month following the Participant's termination of employment in a single lump sum the full amount of the Participant's Account.

      (b) For purposes of paragraph 12(a), a "Change of Control" shall be deemed to have occurred if:

           (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

           (ii) during any period of two consecutive years (not including any period prior to the effective date), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

           (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

           (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

13.  NO ASSIGNMENT

      Neither the Participant, nor his/her Beneficiary, nor any other person entitled to any payment hereunder shall have power to transfer, assign, anticipate, mortgage or otherwise encumber any right to receive a payment in advance of any of such payment, and any attempted transfer, assignment, anticipation, mortgage or encumbrance shall be void. No payment shall be subject to seizure for the payment of public or private debts, judgments, alimony or separate maintenance, or be transferable by operation of law in event of bankruptcy, insolvency or otherwise.

14.  SUCCESSORS AND ASSIGNS

     The Plan shall inure to the benefit, of and shall be binding upon the Participant, his/her Beneficiaries, and their legal representatives, and the Company, its successors and assigns. For purposes of this Plan, the term "successors shall mean any person, firm, corporation or business entity which by merger, consolidation, purchase of assets or otherwise, succeeds to or acquires all or substantially all of the assets or business of the Company.

15.  AMENDMENT AND TERMINATION

      The Company intends to maintain the Plan until all benefit payments are made pursuant to the Plan. However, the Company reserves the right to amend or terminate the Plan at any time. Any such amendment or termination shall be made pursuant to appropriate action of the Committee. Unless each affected Participant or Beneficiary provides written consent, no amendment or termination of the Plan shall directly or indirectly affect the timing or deprive any Participant of any portion of any amount which would otherwise be payable to a Participant. Notwithstanding any other provision in the Plan to the contrary, the Plan shall terminate automatically upon the final payment of all amounts payable hereunder.

16.  CLAIMS PROCEDURE

      16.01 Notice of Denial. If a request for benefits is wholly or partially denied, notice of the denial, prepared in accordance with paragraph 16.02, shall be furnished to the claimant within a reasonable period of time, not to exceed 60 days, after receipt of the request by the Plan Administrator, unless special circumstances require an extension of time for processing the request. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date on which the Plan Administrator expects to communicate a decision.

      16.02 Content of Notice. The Plan Administrator shall provide every claimant whose request for benefits is denied a written notice setting forth, in a manner calculated to be understood by the claimant, the following:

          (a)  a specific reason or reasons for the denial;

          (b)  specific   references  to   the   pertinent   Plan
               provisions upon which the denial is based;

          (c)  a   description  of  any  additional  material  or
               information necessary for the claimant to  perfect
               the   request  and  an  explanation  of  why  such
               material or information is necessary; and

          (d) an explanation of the Plan's review procedure, as set forth in paragraphs 16.03 and 16.04.

      16.03 Review Procedure. The purpose of the review procedure set forth in this paragraph and paragraph 16.04 is to provide a procedure by which a claimant under the Plan may have reasonable opportunity to appeal a denial of a request for benefits to the Plan Administrator for a full and fair review. To accomplish that purpose, the claimant (or the claimant's duly authorized representative) may:

          (a)  review pertinent Plan documents; and

          (b)  submit issues and comments in writing.

A claimant (or the claimant's duly authorized representative) shall request a review by filing a written application for review with the Plan Administrator at any time within 60 days after receipt by the claimant of written notice of the denial of the claimant's request for benefits.

      16.04 Decision on Review. A decision on review of a denial request for benefits shall be made in the following manner:

          (a) the decision on review shall be made by the Plan Administrator. The Plan Administrator shall make a decision promptly, but not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 90 days after receipt of the request for review.
               If such an extension of time for review is required, written notice of the extension shall be furnished by the Plan Administrator to the
               claimant   prior  to  the  commencement   of   the
               extension.

          (b) the decision on review shall be in writing from the Plan Administrator, shall be written in a manner calculated to be understood by the claimant, and shall include specific reasons for the decision and specific references to the pertinent Plan provisions upon which the decision is based.

17.  INTERPRETATION

      The Committee shall have full power and authority to interpret, construe and administer this Plan and the Company's interpretation and construction thereof, and actions thereunder, shall be binding and conclusive on all persons for all purposes.

18.  GOVERNING LAW

      The Plan is established under, and shall be governed and construed according to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and regulations promulgated thereunder. The laws of the State of New York also shall apply to the extent such laws are not preempted by ERISA.

19.  JURISDICTION AND VENUE

      The jurisdiction of any proceeding arising out of or with respect to this Agreement shall be in a court of competent jurisdiction in the State of New York. The parties to any such proceeding shall be subject to personal jurisdiction in the State of New York. Venue of any proceeding shall lie in Madison County, New York, if a state court action, and in the United States District Court, Northern District, if a federal court action.

20.  SEVERABILITY

      If one or more provisions of the Plan, or any part thereof, shall be determined by a court of competent jurisdiction to be invalid or unenforceable, then the Plan shall be administered as if such invalid or unenforceable provision had not been contained in the Plan.

     The invalidity or unenforceability of any Plan provision, or
any   part   thereof,   shall  not  affect   the   validity   and
enforceability of any other Plan provision or any part thereof.

      The Company caused the Plan to be executed by a duly authorized officer to be effective as of November 1, 1999, and Buffalo China, Inc. and THC Systems,
Inc. by execution by a duly authorized officer hereby adopt the restatement of the Plan effective as of November 1, 1999.

                                  ONEIDA LTD.

                                  BY:__________________________


                                  BUFFALO CHINA, INC.

                                  BY:__________________________


                                  THC SYSTEMS, INC.

                                  BY:__________________________

                        AMENDMENT TO THE
                           ONEIDA LTD.
          DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES


          The Board of Directors of Oneida Ltd. (the "Company") hereby amend the Oneida Ltd. Deferred Compensation Plan for Key
Employees (the "Plan"), effective as of November 1, 1999, as follows:

          1.   Section 10 of the Plan is hereby amended by adding
"(a)" immediately before the first sentence thereof.

          2.   A new subparagraph (b) is hereby added to Section
10 of the Plan to read as follows:

          "(b) Notwithstanding the foregoing, as soon as practicable, the Company shall establish an irrevocable trust intended to qualify as a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (a "Rabbi Trust"), in substantially the form set forth as Appendix A hereto, which trust shall be subject to the claims of the creditors of the Company in the event of the insolvency of the Company. At the time of a Change in Control, the Company shall transfer assets to the Rabbi Trust so that the aggregate assets held in the trust are sufficient at all times to pay or provide for the payments required to be made to participants pursuant to subparagraph (a) of Section 12 of the Plan, as such amounts are accrued on the books of the Company."

          3.         Subparagraph (a)(iii) of Section 12 of the
Plan is hereby deleted in its  entirety.

          4. Except as expressly amended herein all rights and obligations of the parties shall remain in full force and effect.

          IN WITNESS WHEREOF, the Company has duly executed and delivered this Amendment as of the date first above written.


                                   ONEIDA LTD.


                                   By:  ______________________
                                          Name:
                                          Title:

                         EXHIBIT A


                        Trust Agreement

          This Agreement, dated as of this 1st day of January, 2000 (the "Effective Date"), by and between ONEIDA LTD., a corporation organized under the laws of the State of New York (the "Company") and The Chase Manhattan Bank, a banking corporation organized under the laws of New York (the "Trustee").

                     W I T N E S S E T H:

          WHEREAS, the Company has adopted the Oneida Ltd. Deferred Compensation Plan for Key Employees, restated effective August 1, 1997, as may be amended or modified from time to time (the "Deferred Compensation Plan") in substantially the form of attached Exhibit A;

            WHEREAS, the Deferred Compensation Plan contemplates the establishment by the Company of deferred compensation accounts on its books and records (the "Accounts") to record amounts voluntarily deferred by the eligible employees pursuant to Paragraph 2 of the Deferred Compensation Plan (the "Participants") and to periodically credit such Accounts with the Investment Rate (as defined in the Deferred Compensation Plan) specified in paragraph 3 of the Deferred Compensation Plan and further contemplates that the Company will provide for an additional amount to be credited to each Participant's Account upon a Change of Control;

          WHEREAS, the Company now desires to establish an irrevocable trust (the "Trust") and to make contributions of cash and other assets to the Trust to fund its obligations to the Participants under the Deferred Compensation Plan (the "Obligation") on and after a Change of Control (as defined herein); and

          WHEREAS, the Trust assets shall be held in the Trust subject to the claims of the Company's creditors in the event of the Company's Insolvency (as hereinafter defined) until paid to the Participants in accordance with the terms of the Deferred Compensation Plan;

          WHEREAS, the Company intends that the existence of the Trust will not alter the characterization of the Deferred
Compensation Plan as "unfunded" and will not be construed to provide taxable income to any Participant prior to the actual payment of benefits thereunder;

          NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

          Section 1.     Establishment of Trust.

          (a) The Company hereby deposits with the Trustee IN TRUST the amount of $1,000. which shall become the principal of the Trust be held, administered and disposed by the Trustee as provided in the Trust Agreement. Upon the date that a Change of Control occurs, the Company shall deposit with the Trustee IN TRUST an additional amount of cash equal to the total value of the Accounts held under the Deferred Compensation Plan, such amounts to be held, administered and disposed by the Trustee as provided in this Trust Agreement. The Trustee hereby accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement. The Trust shall be known as the "Oneida Ltd. Benefits Protection Trust".

          (b) The Trust hereby established is irrevocable by the Company.

          (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the U.S. Internal Revenue Code of 1986, as amended (the "Code") and shall be construed accordingly.

          (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the purpose of satisfying the Company's Obligation and the Company's obligations to its general creditors as hereinafter set forth. The Participant and his or her beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Deferred Compensation Plan and this Trust Agreement shall be mere unsecured contractual rights of the Participant and his or her beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under U.S. federal and state law in the event of Insolvency.

          (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash to be held IN TRUST by the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee, the Participants nor any beneficiary of the Participants shall have any right to compel such additional deposits.

          (f) Within 30 days following each anniversary of the Effective Date, the Company shall provide the Trustee with a statement of the Obligation, taking into account all deferrals credited to the Accounts through such anniversary date, interest on the Account balance, all payments to the Participants and their beneficiaries and any forfeitures. As of each such anniversary date, and subject to Section 6 below, the Trustee shall determine the fair market value of the assets of the Trust and communicate the results of such valuation of the Company. In the event that, as of each applicable anniversary date on or after the date that a Change of Control occurs, the fair market value of the assets of the Trust is less than the Obligation as of such date, the Company shall deposit with the Trustee IN TRUST a supplemental amount (the "Supplemental Contribution") of cash equal to the difference between the Obligation and the fair market value of the assets of the Trust on such anniversary date. The Supplemental Contribution shall be made within 45 days following the applicable anniversary date. Supplemental Contributions (and all income, gains and losses attributable thereto) shall be accounted for separately by the Trustee in a supplemental account (the "Supplemental Account"). On each subsequent anniversary after the Company has made a Supplemental Contribution (a "Subsequent Anniversary Date"), the Obligation shall be determined, and the assets of the Trust shall be valued (including, for this purpose, any assets attributable to Supplemental Contributions).

          (g) For purposes of this Trust Agreement, a "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, anything in this Trust Agreement to the contrary notwithstanding, a Change in Control shall be deemed to have occurred if:

          (A) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

          (B) during any period of two consecutive years (not including any period prior to the effective date of this Trust Agreement), individuals who at the beginning of such period constituted the Board of Directors (the "Board") and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

          (C) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Business Combination"), in each case with respect to which the stockholders of the Company immediately prior to such transaction do not, immediately after such transaction, own directly or indirectly more than 50% of the combined voting power of the Company or other corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the voting securities of the Company;

          (D) all or substantially all of the assets of the Company are sold, liquidated or distributed; or

          (E) there occurs a transaction that constitutes a change in the (i) ownership of the Company, (ii) effective control of the Company or (iii) effective ownership of a substantial portion of the assets of the Company, as determined pursuant to Code Section 280G and the regulations promulgated thereunder.

          Section  2.     Payments to Participant or His  or  Her
Beneficiaries.

          (a) Upon the occurrence of a Change of Control, the Company shall deliver to the Trustee a payment schedule (the "Payment Schedule") that indicates the amounts payable to the Participants and the times at which such amounts are payable. Except as otherwise provided herein, the Trustee shall make payments to the Participant and his or her beneficiaries in accordance with such Payment Schedule and Section 2(b) below. The Trustee shall make provision for the reporting and withholding of any taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Deferred Compensation Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

          (b) Subject to the provisions of Section 2(c), 2(d) and 2(e), upon a Change of Control, the Trustee shall pay the amounts due to the Participant and his or her beneficiaries in respect of the Company's Obligation upon receipt of either (i) a written instruction from the Company authorizing such payment or
(ii) an affidavit from the Participant, in substantially the form of Exhibit B hereto (an "Affidavit"), attesting to the amount of such payment and setting forth the circumstances giving rise to the obligation to make such payment under the Deferred Compensation Plan. The Trustee shall be authorized to rely on the Payment Schedule, written instructions from the Company or any such Affidavit, and in the event of a conflict between the written instructions from the Company and the Affidavit, the provisions of the Affidavit shall be controlling.

          (c) To the extent that (i) the Trustee is notified in writing by the Company that the Company's Obligation has been paid in full and (ii) the notice from the Company is confirmed in writing by the Participant (which confirmation may be waived by the Trustee if the Trustee determines in good faith after reasonable inquiry that such confirmation is being unreasonably withheld by the Participant or cannot be obtained because the Participant is deceased), then the Trustee shall promptly pay to the Company the then remaining assets of the Trust.

          (d) The Company may make payment of benefits directly to the Participant or his or her beneficiaries as they become due under the terms of the Deferred Compensation Plan. In the event any amount referred to in a Payment Schedule is paid by the
Company to the Participant following a Change of Control, the Company shall notify the Trustee in writing of such event. Such notice shall include a Payment Schedule revised in accordance with such notice, such revised Payment Schedule to be confirmed by the Participant (which confirmation may be waived by the Trustee if the Trustee determines in good faith after reasonable inquiry that such confirmation is being unreasonably withheld by the Participant or cannot be obtained because the Participant is deceased). Upon receipt of such notice, the Trustee shall amend the Payment Schedule to reduce the amount payable thereunder as set forth in such notice and confirmed by the Participant and shall distribute to the Company an amount of assets from the Trust equal to the fair market value of the amount so paid by the Company; provided, however, that no such payment shall be made to the Company if such payment would cause the assets of the Trust to be less than the balance of the Accounts as of the date such payment would otherwise be due hereunder.

          (e) If any amounts held in the Trust are found in a "determination," within the meaning of Section 1313(a) of the
Code, to have been includable in the gross income of the Participant prior to the payment of such amounts from the Trust, the Trustee shall, as soon as practicable, pay such amounts to the Participant and charge the Payment Schedule accordingly. For purposes of this section, the Trustee shall be entitled to rely on an Affidavit from the Participant to the effect that a determination described above has occurred, such Affidavit to be accompanied by a copy of the notice given by the Participant to the Company in accordance with the further provisions of this
Section 2(e). Promptly after receipt by the Participant of written notice of the assertion of any claim, or the commencement of any suit, action, proceeding, investigation or audit in respect of which the Participant could receive a distribution under this Section 2(e), the Participant shall give written notice to the Company of the assertion or commencement thereof. The Company shall have the right at its own expense to participate in, assume the defense of and control any such suit, action, proceeding, investigation or audit, with counsel reasonably satisfactory to the Participant. If the Company assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by the Company without the Participant's consent (which shall not be unreasonably withheld) and (b) no compromise or settlement thereof may be effected by the Participant without the consent of the Company (which shall not be unreasonably withheld). If the Company elects to assume the defense of such action, the Participant may employ his own counsel to participate in a secondary role in such defense. If written notice is given to the Participant of the assertion of any claim, or the commencement of any suit, action, proceeding, investigation or audit, and the Company does not, within ten days after the Participant's written notice to the Company together with reasonably complete details of the claim, suit, action, proceeding, investigation or audit, give written notice to the
Participant of its election to assume the defense thereof, the Company shall be bound by any determination made in such claim, suit, action, proceeding, investigation or audit or any compromise or settlement thereof effected by the Participant.

          (f) The Trust is established as a means of facilitating the payment of the Company's Obligation under the Deferred Compensation Plan. Following a Change of Control, if the principal of the Trust and any earnings thereon are not sufficient to make payments of benefits in accordance with the terms of the Deferred Compensation Plan and the Payment Schedule, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings of the Trust are not sufficient to satisfy the Obligation. Nothing in this Trust Agreement or in the Payment Schedule shall be construed in any way as relieving the Company of the Obligation if the Obligation is not satisfied from the assets of the Trust.

          Section   3.       Trustee   Responsibility   Regarding
Payments to Trust Beneficiaries When Company Is Insolvent.

          (a) The Trustee shall cease payment of benefits to the Participant and his beneficiaries following a Change of Control if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code or the comparable provisions of any other applicable jurisdiction to which the Company is then subject.

          (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under U.S. federal and state law as set forth below and the laws of any other applicable jurisdiction to which the Company is then subject.

          (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or his or her beneficiaries.

          (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to the Participant or his or her beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Participant or his or her beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Deferred Compensation Plan or otherwise.

          (4) The Trustee shall resume the payment of benefits to the Participant or his or her beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

          (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participant or his or her beneficiaries under the terms of the Deferred Compensation Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Participant or his or her beneficiaries by the Company under the terms of the Deferred Compensation Plan in lieu of the payments provided for hereunder during any such period of discontinuance.

          Section 4. Payments to the Company. Except as provided in Sections 2 and 3 above, the Company shall have no right or power to direct the Trustee to return to the Company or to divert any of the assets of the Trust to any purpose other than the payment of the Obligation before all payment of benefits has been made to the Participant and his or her beneficiaries pursuant to the terms of the Deferred Compensation Plan.
Following a determination by the Trustee in accordance with Sections 2(c) and 2(d) that the Company's Obligation has been paid in full, the Trustee shall pay to the Company any remaining assets of the Trust, net of any unpaid Trustee's fees and expenses and a reserve for accrued but unpaid expenses of the Trust.

          Section 5. Investment Authority. In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company (or any subsidiary or affiliate thereof), other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the Participant or his or her beneficiaries. The Trustee shall invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, in accordance with the investment guidelines set forth in Exhibit C.

          Section 6. Accounting by Trustee. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar year and within 90 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being separate), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

          Section 7.       Responsibility of Trustee.

          (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aim; provided, however, that the Trustee shall incur no liability to any person for any action taken (i) pursuant to an Affidavit delivered to the Trustee by Participant in accordance with Section 2(b) above or (ii) pursuant to any written direction, request or approval given by the Company that is in conformity with the terms of the Deferred Compensation Plan and this Trust Agreement.

          (b) If the Trustee undertakes or defends any litigation arising in connection with the Trust, the Company shall indemnify fully the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments.

          (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

          (d)    The   Trustee  may  hire  agents,   accountants,
actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

          (e) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein; provided, however, that, if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee (the "Successor Trustee"), or to loan to any person the proceeds of any borrowing against such policy.

          (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedures and Administrative Regulations promulgated pursuant to the Code.

          Section 8. Compensation and Expenses of Trustee. The Company shall pay directly (and not from the assets of the Trust) all reasonable Trustee's fees and expenses, as may be agreed to in writing between the Company and the Trustee from time to time.

          Section 9.     Resignation and Removal of Trustee.

          (a) Subject to Section 10 and the following sentence, the Trustee may resign at any time by written notice to the Company, which shall be effective 90 days after receipt of such notice by the Company, unless the Company and the Trustee agree in writing otherwise. Such resignation shall not be effective until such time as a Successor Trustee is duly appointed and qualified to serve hereunder. Until such time as a Successor Trustee is duly appointed and qualified to serve hereunder, such resignation shall not affect (i) the Trustee's obligations to hold custody of the assets of the Trust, to make payments contemplated by Section 2 of this Trust Agreement or (ii) the Trustee's obligations or responsibilities set forth in this Trust Agreement.

          (b) Subject to Section 10, the Trustee may be removed by the Company on 90 days' prior written notice; provided, however, that following a Change of Control, the Company may not remove the Trustee, without the written consent of three-quarters of the Participants. Such removal shall not be effective until such time as a Successor Trustee is duly appointed and qualified to serve hereunder.

          (c) Upon the resignation or removal of the Trustee and appointment of a Successor Trustee, in accordance with Section 10, all assets shall subsequently be transferred to the Successor Trustee. The transfer shall be completed within 30 days after the appointment of the Successor Trustee.

          (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 10 hereof, by the effective date of resignation or removal. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions and pending such determination, the Trustee shall continue to hold the assets of the Trust as a custodian. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

          (e) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one agreement.

          Section 10.    Appointment of Successor.

          (a) If the Trustee resigns or is removed in accordance with the provisions of this Trust Agreement, the Company shall appoint a bank or trust company unaffiliated with the Company, any successors to the Company by merger consolidation or otherwise or any successor to all or substantially all of the business assets of the Company that has corporate trustee powers under applicable law and which has trust assets under management at the time of such appointment of at least $10 billion, as a successor to replace the Trustee upon such resignation or removal (the "Successor Trustee"). The appointment shall be effective when accepted in writing by the Successor Trustee, which shall have all of the rights and powers of the former Trustee. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the Successor Trustee to evidence the transfer. Following a Change of Control, the Trustee may not be removed by the Company unless the then current Trustee approves the Successor Trustee, which approval shall be granted only if the Trustee reasonably determines that the appointment of the Successor Trustee will not impair the rights of any beneficiary under the Deferred Compensation Plan and this Trust Agreement.

          (b) The Successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Section 7 hereof. The Successor Trustee shall not be responsible for and the Company shall indemnify and defend the Successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes Successor Trustee.

          Section 11.    Amendment or Termination.

          (a) Prior to a Change of Control, this Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Deferred Compensation Plan or shall make the Trust revocable.

          (b) Following a Change of Control, the Trust Agreement may not be amended without the prior written consent of three-quarters of the Participants.

          (c) The Trust shall not terminate until the date on which the Participant and his or her beneficiaries are no longer entitled to benefits pursuant to the terms of the Deferred Compensation Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

          Section  12.     Trust  Effective  Date.   This   Trust
Agreement shall be effective on the Effective Date.

          Section 13.    Miscellaneous.

          (a)   Any  provision of this Trust Agreement prohibited
by   law  shall  be  ineffective  to  the  extent  of  any   such
prohibition,   without  invalidating  the  remaining   provisions
hereof.

          (b) Benefits payable to the Participant and his or her beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (d)   This  Trust Agreement shall be binding  upon  and
inure to the benefit of any successor(s) or assign(s) of the Company or the Trustee, or any of its businesses, in whole or in part, as the result of merger, consolidation, reorganization, transfer of assets or otherwise, and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to the Company or the Trustee or its business or relevant part thereof or any subsequent successor shall promptly notify the other party hereto in writing of its successorship.

          (e) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one agreement.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


                                   ONEIDA LTD.

                                   By:/s/ EDWARD W. THOMA
                                      Edward W. Thoma
                                      Senior Vice President-Finance

                                   [Name], CHASE MANHATTAN BANK

                                   By:/s/ CAROL M. ECKLER
                                   Title: Vice President

                           Exhibit B

                       Form of Affidavit



          I,             , under penalties of perjury, do hereby
solemnly swear; (i) that I make this affidavit in order to induce , as trustee under the Trust Agreement (the "Trust Agreement") with Oneida Ltd.(the "Company") dated as of __________, 2000, to pay me the balance of my Account to which I am entitled under the Oneida Ltd. Deferral Compensation Plan for Key Executives ( the "Plan"); (ii) that the amount of the payment to which I am entitled is described in the attached schedule hereto, (iii) that the events giving rise to the Company's obligation to make such payment are accurately and fairly described on the attached schedule, (iv) that I have previously furnished a copy of this Affidavit to the Company, and (v) this Affidavit is given in accordance with Section 2(b) of the Trust Agreement.





                                   ______________________________
                                   Signature



STATE OF            )
                              ss.:
COUNTY OF           )

          On the _____ day of __________, 20000, before me
personally came _____________________ to me known, who, being by me duly sworn, did depose and say that he resides at ________________________, and that the statements herein are all true and correct.




                    _________________________________
                                   Notary Public

                           EXHIBIT C

                     [Investment Guidelines]


     The initial deposit per Section 1(a) should be invested in the VISTA U.S. Government Money Market Fund or a money market fund of equivalent asset size, quality and investment objective.

     At the time of a Change in Control and the deposit by the Company of an additional amount of cash equal to the Obligation, the Company and Trustee will determine an asset allocation and investment guidelines which takes into account the payment requirements and investment rate designated in the Deferred Compensation Plan and the composition of the Participants.